Exhibit 4.1
EXECUTION COPY
THIRD AMENDMENT
     THIRD AMENDMENT, dated as of March 26, 2008 (this “Amendment”), to the FIVE-YEAR CREDIT AGREEMENT, dated as of July 14, 2005, as amended by the First Amendment thereto dated as of April 12, 2006 and the Second Amendment thereto dated as of July 18, 2007, among AUTONATION, INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, J.P. MORGAN SECURITIES INC. and BANC OF AMERICA SECURITIES LLC, as co-lead arrangers and joint bookrunners, BANK OF AMERICA, N.A., as syndication agent, JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents party thereto (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).
W I T N E S S E T H:
     WHEREAS, the Borrower has requested an amendment to the Credit Agreement as more fully set forth herein; and
     WHEREAS, the Lenders party hereto have agreed to such amendment but only on the terms and conditions contained in this Amendment;
     NOW, THEREFORE, the parties hereto hereby agree as follows:
     SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     SECTION 2. Amendment. Effective as of the date on which all the conditions precedent set forth in Section 3 hereof shall be satisfied (such date, the “Effective Date”), the Credit Agreement shall be amended by replacing the definition of “Consolidated EBITDA” with the following:
     “Consolidated EBITDA” means, with respect to the Borrower and its Subsidiaries for any period of computation thereof during such period, (a) the sum of, without duplication, (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense during such period, plus (iii) taxes on income during such period, plus (iv) amortization during such period, plus (v) depreciation during such period (with the exclusion of any depreciation related to Vehicles), plus (vi) non-cash charges arising from share-based payments (as defined in accordance with GAAP) to employees and directors, plus (vii) to the extent reflected as a charge in the statement of Consolidated Net Income for such period, any non-cash impairment charge or asset write-off of the Borrower and its Subsidiaries pursuant to Financial Accounting Standards Board Statement No. 142 “Goodwill and Other Intangible Assets” or Financial Accounting Standards Board Statement No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” and the amortization of intangibles arising pursuant to Financial Accounting Standards Board Statement No. 141 or No. 141 (revised 2007) “Business Combinations” minus (b) any cash payments made during such period in respect of items described in clause (vii) above subsequent to the fiscal quarter in which the relevant non-cash charges were reflected as a charge in the statement of Consolidated Net Income; the foregoing to be determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis subject to the Acquisition Adjustments.

     SECTION 3. Conditions to Effectiveness. This Amendment shall become effective upon the date on which each of the following conditions shall have been satisfied:
     (a) the Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of (i) the Borrower, (ii) the Administrative Agent and (iii) the Required Lenders; and
     (b) the Administrative Agent shall have received evidence that all fees payable by the Borrower on the Effective Date to the Administrative Agent required pursuant to Section 5 hereof have been paid in full.
     SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender that:
     (a) The Borrower has the power and authority to execute, deliver and perform this Amendment and to borrow under the Amended Credit Agreement. The Borrower has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment and to authorize the borrowings under the Amended Credit Agreement. No material consent, approval or authorization of or filing, registration or qualification with, any Governmental Authority or other authority or any other Person on the part of the Borrower or any Subsidiary is required as a condition to the execution, delivery, performance or consummation of the transactions contemplated by this Amendment, except consents, approvals, filings, registrations or qualifications which have been obtained or effected, as the case may be and are in full force and effect. This Amendment has been duly executed and delivered on behalf of the Borrower. This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     (b) The execution, delivery and performance of this Amendment will not violate any applicable law, rule or regulation or conflict with any material indenture, agreement or other instrument to which the Borrower is a party, or by which the properties or assets of the Borrower is bound and will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower pursuant to any such agreement.
     (c) Each of the representations and warranties made by any Loan Party herein or in the Loan Documents as amended by this Amendment is true and correct on and as of the Effective Date, as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct as of such earlier date); and
     (d) There does not exist any Default or Event of Default.
     SECTION 5. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including the reasonable fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to or on the Effective Date (which may include amounts constituting reasonable estimates of such fees and expenses incurred or to be incurred in connection with this Amendment; provided that no such estimate shall thereafter preclude the final settling of accounts as to such fees and expenses).

     SECTION 6. No Other Amendments or Waivers; Confirmation. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not be construed as an amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Administrative Agent or the Lenders.
     SECTION 7. GOVERNING LAW; MISCELLANEOUS. (a) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     (b) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
     (c) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.
     (d) The Administrative Agent shall give notice to the Borrower promptly upon the occurrence of the “Effective Date.”
     (e) The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including assignees of its Loans or Revolving Credit Commitments in whole or in part prior to effectiveness hereof).

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

AUTONATION, INC.
By:	/s/ James J. Teufel
	Name:	James J. Teufel
	Title:	Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Lender
By:	/s/ Robert P. Kellas
	Name:	Robert P. Kellas
	Title:	Executive Director

Signature page to Third Amendment
to AutoNation Credit Agreement

Name of Institution: Bank of America, N.A.
By:	/s/ M. Patricia Kay
	Name:	M. Patricia Kay
	Title:	Senior Vice President

Signature page to Third Amendment
to AutoNation Credit Agreement

Name of Institution: Cathay United Bank
By:	/s/ Clement Au
	Name:	Clement Au
	Title:	VP

Signature page to Third Amendment
to AutoNation Credit Agreement

Name of Institution: Comerica Bank
By:	/s/ Joseph M. Davignon
	Name:	Joseph M. Davignon
	Title:	Senior Vice President

Signature page to Third Amendment
to AutoNation Credit Agreement

Name of Institution: Fifth Third Bank, A Michigan Banking Corporation
By:	/s/ John A. Marian
	Name:	John A. Marian
	Title:	Vice President

Signature page to Third Amendment
to AutoNation Credit Agreement

Name of Institution: Mizuho Corporate Bank, Ltd.
By:	/s/ Bertram H. Tang
	Name:	Bertram H. Tang
	Title:	Authorized Signatory

Signature page to Third Amendment
to AutoNation Credit Agreement

Name of Institution: SunTrust Bank
By:	/s/ William C. Barr, III
	Name:	William C. Barr, III
	Title:	Managing Director

Signature page to Third Amendment
to AutoNation Credit Agreement

Name of Institution: Toyota Motor Credit Corporation
By:	/s/ Mark Doi
	Name:	Mark Doi
	Title:	National Dealer Credit Manager

Signature page to Third Amendment
to AutoNation Credit Agreement

Name of Institution: Union Bank of California, N.A.
By:	/s/ Christine Davis
	Name:	Christine Davis
	Title:	Vice President

Signature page to Third Amendment
to AutoNation Credit Agreement

Name of Institution: Wachovia Bank, NA
By:	/s/ Michael R. Burkitt
	Name:	Michael R. Burkitt
	Title:	Senior Vice President

Signature page to Third Amendment
to AutoNation Credit Agreement

Name of Institution: Wells Fargo Bank, National Association
By:	/s/ William P. Schmechel
	Name:	William P. Schmechel
	Title:	Vice President

Signature page to Third Amendment
to AutoNation Credit Agreement

     The foregoing is hereby acknowledged, agreed and consented to by each of the undersigned Guarantors:

EACH OF THE SUBSIDIARIES LISTED ON ANNEX A HERETO
By:	/s/ James J. Teufel
	Name:	James J. Teufel
	Title:	Treasurer

EACH OF THE SUBSIDIARIES LISTED ON ANNEX B HERETO
By:	/s/ James J. Teufel
	Name:	James J. Teufel
	Title:	Assistant Treasurer

Signature page to Third Amendment
to AutoNation Credit Agreement

Annex A
ACER Fiduciary, Inc.
AN Dealership Holding Corp.
Atrium Restaurants, Inc.
Auto Ad Agency, Inc.
Auto Holding Corp.
AutoNation Corporate Management LLC
AutoNation Enterprises Incorporated
AutoNation Financial Services Corp.
AutoNation Holding Corp.
AutoNation Motors Holding Corp.
AutoNation Vermont, Inc.
AutoNationDirect.com, Inc.
BOSC Automotive Realty, Inc.
Charlie Thomas Courtesy Leasing, Inc.
Corporate Properties Holding, Inc.
Dealership Properties, Inc.
Dealership Realty Corporation
Driver’s Mart Worldwide, Inc.
Empire Services Agency, Inc.
Florida Auto Corp.
Mechanical Warranty Protection, Inc.
Real Estate Holdings, Inc.
Republic Resources Company
Republic Risk Management Services, Inc.
Resources Aviation, Inc.
Rosecrans Investments, LLC
RRM Corporation
RSHC, Inc.
SCM Realty, Inc.
Spitfire Properties, Inc.
The Consulting Source, Inc.
Triangle Corporation

Annex B
7 Rod Real Estate North, a Limited Liability Company
7 Rod Real Estate South, a Limited Liability Company
Abraham Chevrolet-Miami, Inc.
Abraham Chevrolet-Tampa, Inc.
Al Maroone Ford, LLC
Albert Berry Motors, Inc.
Allison Bavarian
Allison Bavarian Holding, LLC
All-State Rent A Car, Inc.
American Way Motors, Inc.
AN Cadillac of WPB, LLC
AN Chevrolet — Arrowhead, Inc.
AN Chevrolet of Phoenix, LLC
AN CJ Valencia, Inc.
AN Collision Center of Addison, Inc.
AN Corpus Christi Chevrolet, LP
AN Corpus Christi GP, LLC
AN Corpus Christi Imports Adv. GP, LLC
AN Corpus Christi Imports Adv., LP
AN Corpus Christi Imports GP, LLC
AN Corpus Christi Imports II GP, LLC
AN Corpus Christi Imports II, LP
AN Corpus Christi Imports, LP
AN Corpus Christi Motors, Inc.
AN Corpus Christi T. Imports GP, LLC
AN Corpus Christi T. Imports, LP
AN County Line Ford, Inc.
AN Central Region Management, LLC
AN Florida Region Management, LLC
AN Fremont Luxury Imports, Inc.
AN Imports of Lithia Springs, LLC
AN Imports on Weston Road, Inc.
AN Luxury Imports GP, LLC
AN Luxury Imports Holding, LLC
AN Luxury Imports of Palm Beach, Inc.
AN Luxury Imports of Pembroke Pines, Inc.
AN Luxury Imports of San Diego, Inc.
AN Luxury Imports of Sarasota, Inc.
AN Luxury Imports of Tucson, Inc.
AN Luxury Imports, Ltd.
AN Motors of Dallas, Inc.
AN Motors of Delray Beach, Inc.
AN Motors of Scottsdale, LLC
AN Pontiac GMC Houston North GP, LLC
AN Pontiac GMC Houston North, LP
AN Subaru Motors, Inc.
AN Texas Region Management, Ltd.
AN West Central Region Management, LLC
AN Western Region Management, LLC

AN/CF Acquisition Corp.
AN/FMK Acquisition Corp.
AN/GMF, Inc.
AN/KPBG Motors, Inc.
AN/MF Acquisition Corp.
AN/MNI Acquisition Corp.
AN/PF Acquisition Corp.
AN/STD Acquisition Corp.
Anderson Chevrolet
Anderson Chevrolet Los Gatos, Inc.
Anderson Cupertino, Inc.
Appleway Chevrolet, Inc.
Auto Car Holding, LLC
Auto Car, Inc.
Auto Mission Holding, LLC
Auto Mission, Ltd.
Auto West, Inc.
Autohaus Holdings, Inc.
AutoNation Dodge of Pembroke Pines, Inc.
AutoNation Fort Worth Motors, Ltd.
AutoNation GM GP, LLC
AN Imports of Fort Lauderdale, Inc.
AutoNation Imports of Katy GP, LLC
AutoNation Imports of Katy, L.P.
AutoNation Imports of Lithia Springs, Inc.
AutoNation Imports of Longwood, Inc.
AutoNation Imports of Palm Beach, Inc.
AutoNation Imports of Winter Park, Inc.
AutoNation Motors of Lithia Springs, Inc.
AutoNation North Texas Management GP, LLC
AutoNation Northwest Management, LLC
AutoNation Orlando Venture Holdings, Inc.
AutoNation Realty Corporation
AutoNation USA of Perrine, Inc.
AutoNation V. Imports of Delray Beach, LLC
Bankston Auto, Inc.
Bankston Chrysler Jeep of Frisco, L.P.
Bankston CJ GP, LLC
Bankston Ford of Frisco, Ltd. Co.
Bankston Nissan in Irving, Inc.
Bankston Nissan Lewisville GP, LLC
Bankston Nissan Lewisville, Ltd.
Bargain Rent-A-Car
Batfish, LLC
BBCSS, Inc.
Beach City Chevrolet Company, Inc.
Beach City Holding, LLC
Beacon Motors, Inc.
Bell Dodge, L.L.C.
Bengal Motor Company, Ltd.
Bengal Motors, Inc.

Bill Ayares Chevrolet, LLC
Bledsoe Dodge, LLC
Bob Townsend Ford, Inc.
Body Shop Holding Corp.
Brown & Brown Chevrolet — Superstition Springs, LLC
Brown & Brown Chevrolet, Inc.
Brown & Brown Nissan Mesa, L.L.C.
Brown & Brown Nissan, Inc.
Buick Mart Limited Partnership
Bull Motors, LLC
C. Garrett, Inc.
Carlisle Motors, LLC
Carwell Holding, LLC
Carwell, LLC
Cerritos Body Works Holding, LLC
Cerritos Body Works, Inc.
Cerritos Imports Holding, LLC
Cerritos Imports, Inc.
Champion Chevrolet Holding, LLC
Champion Chevrolet, LLC
Champion Ford, Inc.
Charlie Hillard, Inc.
Charlie Thomas Chevrolet GP, LLC
Charlie Thomas Chevrolet, Ltd.
Charlie Thomas Chrysler-Plymouth, Inc.
Charlie Thomas’ Courtesy Ford, Ltd.
Charlie Thomas’ Courtesy GP, LLC
Charlie Thomas F. GP, LLC
Charlie Thomas Ford, Ltd.
Chesrown Auto, LLC
Chesrown Chevrolet, LLC
Chesrown Collision Center, Inc.
Chesrown Ford, Inc.
Chevrolet World, Inc.
Chuck Clancy Ford of Marietta, LLC
CJ Valencia Holding, LLC
Coastal Cadillac, Inc.
Consumer Car Care Corporation
Contemporary Cars, Inc.
Cook-Whitehead Ford, Inc.
Costa Mesa Cars Holding, LLC
Costa Mesa Cars, Inc.
Courtesy Auto Group, Inc.
Courtesy Broadway, LLC
Covington Pike Motors, Inc.
CT Intercontinental GP, LLC
CT Intercontinental, Ltd.
CT Motors, Inc.
D/L Motor Company
Deal Dodge of Des Plaines, Inc.
Desert Buick-GMC Trucks, L.L.C.

Desert Chrysler-Plymouth, Inc.
Desert Dodge, Inc.
Desert GMC, L.L.C.
Desert Lincoln-Mercury, Inc.
Dobbs Brothers Buick-Pontiac, Inc.
Dobbs Ford of Memphis, Inc.
Dobbs Ford, Inc.
Dobbs Mobile Bay, Inc.
Dobbs Motors of Arizona, Inc.
Dodge of Bellevue, Inc.
Don Mealey Chevrolet, Inc.
Don Mealey Imports, Inc.
Don-A-Vee Jeep Eagle, Inc.
Downers Grove Dodge, Inc.
Eastgate Ford, Inc.
Ed Mullinax Ford, LLC
Edgren Motor Company, Inc.
Edgren Motor Holding, LLC
El Monte Imports Holding, LLC
El Monte Imports, Inc.
El Monte Motors Holding, LLC
El Monte Motors, Inc.
Elmhurst Auto Mall, Inc.
Emich Chrysler Plymouth, LLC
Emich Dodge, LLC
Emich Oldsmobile, LLC
Emich Subaru West, LLC
Financial Services GP, LLC
Financial Services, Ltd
First Team Automotive Corp.
First Team Ford of Manatee, Ltd.
First Team Ford, Ltd.
First Team Imports, Ltd.
First Team Jeep Eagle, Chrysler Plymouth, Ltd.
First Team Management, Inc.
First Team Premier, Ltd.
Fit Kit Holding, LLC
Fit Kit, Inc.
Ford of Garden Grove Limited Partnership
Ford of Kirkland, Inc.
Fox Chevrolet, LLC
Fox Imports, LLC
Fox Motors, LLC
Fred Oakley Motors, Inc.
Fremont Luxury Imports Holding, LLC
Ft. Lauderdale Nissan, Inc.
G.B. Import Sales & Service Holding, LLC
G.B. Import Sales & Service, LLC
Gene Evans Ford, LLC
George Sutherlin Nissan, LLC
Government Boulevard Motors, Inc.

Gulf Management, Inc.
Hayward Dodge, Inc.
Hillard Auto Group, Inc.
Hollywood Imports Limited, Inc.
Hollywood Kia, Inc.
Horizon Chevrolet, Inc.
House of Imports Holding, LLC
House of Imports, Inc.
Houston Auto M. Imports Greenway, Ltd.
Houston Auto M. Imports North, Ltd.
Houston Imports Greenway GP, LLC
Houston Imports North GP, LLC
Hub Motor Company, LLC
Irvine Imports Holding, LLC
Irvine Imports, Inc.
Irvine Toyota/Nissan/Volvo Limited Partnership
Jemautco, Inc.
Jerry Gleason Chevrolet, Inc.
Jerry Gleason Dodge, Inc.
Jim Quinlan Chevrolet Co.
Jim Quinlan Ford Lincoln-Mercury, Inc.
Joe MacPherson Ford
Joe MacPherson Imports No. I
Joe MacPherson Infiniti
Joe Macpherson Infiniti Holding, LLC
Joe MacPherson Oldsmobile
John M. Lance Ford, LLC
J-R Advertising Company
J-R Motors Company North
J-R Motors Company South
JRJ Investments, Inc.
J-R-M Motors Company Northwest LLC
Kenyon Dodge, Inc.
King’s Crown Ford, Inc.
L.P. Evans Motors WPB, Inc.
L.P. Evans Motors, Inc.
Lance Children, Inc.
Leesburg Imports, LLC
Leesburg Motors, LLC
Les Marks Chevrolet, Inc.
Lew Webb’s Ford, Inc.
Lew Webb’s Irvine Nissan Holding, LLC
Lew Webb’s Irvine Nissan, Inc.
Lewisville Imports GP, LLC
Lewisville Imports, Ltd.
Lexus of Cerritos Limited Partnership
Lot 4 Real Estate Holdings, LLC
MacHoward Leasing
Machoward Leasing Holding, LLC
MacPherson Enterprises, Inc.
Magic Acquisition Corp.

Magic Acquisition Holding, LLC
Marks Family Dealerships, Inc.
Marks Transport, Inc.
Maroone Chevrolet Ft. Lauderdale, Inc.
Maroone Chevrolet, LLC
Maroone Dodge, LLC
Maroone Ford, LLC
Maroone Management Services, Inc.
Maroone Oldsmobile, LLC
MC/RII, LLC
Mealey Holdings, Inc.
Metro Chrysler Jeep, Inc.
Midway Chevrolet, Inc.
Mike Hall Chevrolet, Inc.
Mike Shad Chrysler Plymouth Jeep Eagle, Inc.
Mike Shad Ford, Inc.
Miller-Sutherlin Automotive, LLC
Mission Blvd. Motors, Inc.
Mr. Wheels Holding, LLC
Mr. Wheels, Inc.
Mullinax East, LLC
Mullinax Ford North Canton, Inc.
Mullinax Ford South, Inc.
Mullinax Lincoln-Mercury, Inc.
Mullinax of Mayfield, LLC
Mullinax Used Cars, Inc.
Naperville Imports, Inc.
Newport Beach Cars Holding, LLC
Newport Beach Cars, LLC
Nichols Ford, Ltd.
Nichols GP, LLC
Nissan of Brandon, Inc.
Northpoint Chevrolet, LLC
Northpoint Ford, Inc.
Northwest Financial Group, Inc.
Ontario Dodge, Inc.
Orange County Automotive Imports, LLC
Payton-Wright Ford Sales, Inc.
Peyton Cramer Automotive
Peyton Cramer Automotive Holding, LLC
Peyton Cramer F. Holding, LLC
Peyton Cramer Ford
Peyton Cramer Infiniti
Peyton Cramer Infiniti Holding, LLC
Peyton Cramer Jaguar
Peyton Cramer Lincoln-Mercury
Peyton Cramer LM Holding, LLC
Pierce Automotive Corporation
Pierce, LLC
Pitre Buick-Pontiac-GMC of Scottsdale, Inc.
Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.

Pitre Chrysler-Plymouth-Jeep on Bell, Inc.
Pitre Isuzu-Subaru-Hyundai of Scottsdale, Inc.
Plains Chevrolet GP, LLC
Plains Chevrolet, Ltd.
PMWQ, Inc.
PMWQ, Ltd.
Port City Imports, Inc.
Prime Auto Resources, Inc.
Quality Nissan GP, LLC
Quality Nissan, Ltd.
Quinlan Motors, Inc.
R. Coop Limited
R.L. Buscher II, Inc.
R.L. Buscher III, Inc.
Republic DM Property Acquisition Corp.
RI Merger Corp.
RI/ASC Acquisition Corp.
RI/BB Acquisition Corp.
RI/BBNM Acquisition Corp.
RI/BRC Real Estate Corp.
RI/DM Acquisition Corp.
RI/Hollywood Nissan Acquisition Corp.
RI/LLC Acquisition Corp.
RI/LLC-2 Acquisition Corp.
RI/PII Acquisition Corp.
RI/RMC Acquisition GP, LLC
RI/RMC Acquisition, Ltd.
RI/RMP Acquisition Corp.
RI/RMT Acquisition GP, LLC
RI/RMT Acquisition, Ltd.
RI/WFI Acquisition Corporation
RKR Motors, Inc.
Roseville Motor Corporation
Roseville Motor Holding, LLC
Sahara Imports, Inc.
Sahara Nissan, Inc.
Saul Chevrolet Holding, LLC
Service Station Holding Corp.
Shamrock F. Holding, LLC
Shamrock Ford, Inc.
Six Jays LLC
SMI Motors Holding, LLC
SMI Motors, Inc.
Smythe European Holding, LLC
Smythe European, Inc.
Southwest Dodge, LLC
Star Motors, LLC
Steakley Chevrolet GP, LLC
Steakley Chevrolet, Ltd.
Steeplechase Motor Company
Steve Moore Chevrolet Delray, LLC

Steve Moore Chevrolet, LLC
Steve Moore’s Buy-Right Auto Center, Inc.
Steve Rayman Pontiac-Buick-GMC-Truck, LLC
Stevens Creek Holding, LLC
Stevens Creek Motors, Inc.
Sunrise Nissan of Jacksonville, Inc.
Sunrise Nissan of Orange Park, Inc.
Sunset Pontiac-GMC Truck South, Inc.
Sunset Pontiac-GMC, Inc.
Superior Nissan, Inc.
Sutherlin Chrysler-Plymouth Jeep-Eagle, LLC
Sutherlin H. Imports, LLC
Sutherlin Imports, LLC
Sutherlin Nissan, LLC
Sutherlin Town Center, Inc.
Tartan Advertising, Inc.
Tasha Incorporated
Taylor Jeep Eagle, LLC
Team Dodge, Inc.
Terry York Motor Cars Holding, LLC
Terry York Motor Cars, Ltd.
Texan Ford Sales, Ltd.
Texan Ford, Inc.
Texan Lincoln-Mercury, Inc.
Texan Sales GP, LLC
Texas Management Companies LP, LLC
The Pierce Corporation II, Inc.
Tinley Park A. Imports, Inc.
Tinley Park J. Imports, Inc.
Tinley Park V. Imports, Inc.
Torrance Nissan Holding, LLC
Torrance Nissan, LLC
Tousley Ford, Inc.
Town & Country Chrysler Jeep, Inc.
Toyota Cerritos Limited Partnership
T-West Sales & Service, Inc.
Valencia B. Imports Holding, LLC
Valencia B. Imports, Inc.
Valencia Dodge
Valencia Dodge Holding, LLC
Valencia H. Imports Holding, LLC
Valencia H. Imports, Inc.
Valley Chevrolet, LLC
Vanderbeek Motors Holding, LLC
Vanderbeek Motors, Inc.
Vanderbeek Olds/GMC Truck, Inc.
Vanderbeek Truck Holding, LLC
Village Motors, LLC
Vince Wiese Chevrolet, Inc.
Vince Wiese Holding, LLC
W.O. Bankston Nissan, Inc.

Wallace Dodge, LLC
Wallace Ford, LLC
Wallace Lincoln-Mercury, LLC
Wallace Nissan, LLC
Webb Automotive Group, Inc.
West Colton Cars, Inc.
West Side Motors, Inc.
Westgate Chevrolet GP, LLC
Westgate Chevrolet, Ltd.
Westmont A. Imports, Inc.
Westmont B. Imports, Inc.
Westmont M. Imports, Inc.
Woody Capital Investment Company II
Woody Capital Investment Company III
Working Man’s Credit Plan, Inc.
York Enterprises Holding, LLC